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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 1, 2013
Nortek, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34697	05-0314991
(Commission File Number)	(I.R.S. Employer Identification No.)

50 Kennedy Plaza, Providence, Rhode Island	02903-2360
(Address of Principal Executive Offices)	(Zip Code)

(401) 751-1600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 2.01.     Completion of Acquisition or Disposition of Assets.
On April 1, 2013, Nortek, Inc. (the “Company”) completed its acquisition of 2GIG Technologies, Inc. (“2GIG”) from APX Group, Inc. 2GIG is an innovative designer and manufacturer of residential security and home automation systems.

Pursuant to the terms of the stock purchase agreement, the Company acquired all of the outstanding common stock of 2GIG for approximately $135 million on a cash- and debt-free basis plus an additional amount calculated based on 2GIG's closing working capital, which is subject to a further post-closing adjustment. 2GIG will be part of the Company's Technology Solutions segment.

The foregoing description of the stock purchase agreement is qualified in its entirety by reference to the full text of the stock purchase agreement, a copy of which is attached as Exhibit 2.1 and incorporated by reference herein.

A copy of the press release dated April 1, 2013 announcing the completion of the acquisition is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.

(a)    Financial statements of businesses acquired.
The Company will file any financial statements required by Item 9.01(a) by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.
(b)    Pro forma financial information.
The Company will furnish any pro forma financial information required by Item 9.01(b) by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.
(d)    Exhibits.

2.1	Stock Purchase Agreement dated February 13, 2013 by and between Nortek, Inc. and APX Group, Inc.

99.1	Press Release, dated April 1, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NORTEK, INC.

By: /s/ Kevin W. Donnelly
Name: Kevin W. Donnelly
Title: Senior Vice President, General
Counsel and Secretary

Date: April 1, 2013

EXHIBIT INDEX

Exhibit No.	Description
2.1	Stock Purchase Agreement dated February 13, 2013 by and between Nortek, Inc. and APX Group, Inc.
99.1	Press Release, dated April 1, 2013.